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                                                                     EXHIBIT 5.1


                         BROWNSTEIN HYATT & FARBER, P.C.
                       410 Seventeenth Street, 22nd Floor
                             Denver, Colorado 80202


                                October 1, 1999


quepasa.com, inc.
One Arizona Center
400 E. Van Buren, Fourth Floor
Phoenix, AZ 85004


Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") filed today with the Securities and Exchange Commission by quepasa.com, inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 195,000 shares (the "Shares") of the Company's Common Stock, par value $.001 per share, to be issued under the Company's Amended and Restated 1998 Stock Option Plan (the "Plan").

         In connection with this opinion, we have examined such documents, certificates, instruments and other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. Additionally, we have examined such questions of law and fact as we have considered necessary or appropriate for purposes of this opinion.

         Based upon the foregoing, it is our opinion that all of the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ BROWNSTEIN HYATT & FARBER, P.C.

                                            BROWNSTEIN HYATT & FARBER, P.C.